UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM SB-2
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                 Remote Utilities Network, Inc.
                 (Name of issuer in its charter)

      Nevada                   7380               86-088251
  (State or other       (Primary Standard          (I.R.S.
   jurisdiction             Industrial            Employer
        of           Classification Code No.)  Identification
  incorporation)                                    No.)
                  ____________________________
                  540 5th Ave. S.W., Suite 930
                Calgary, Alberta, Canada T2P 0M2
                         (403) 264-7356
  (Address and telephone number of principal executive offices)
                  ____________________________
                   Nevada Corporate Residency
                     955 S. Virginia Street
                         Reno, NV 89014
                         (702) 650-2050
    (Name, address and telephone number of agent for service)
                  ____________________________

Approximate  date  of proposed sale to the  public:  As  soon  as
reasonably   practicable  after  the  effective  date   of   this
Registration Statement.

If  any of the securities being registered on this Form are to be offered  on a delayed or continuous basis, pursuant to  Rule  415 under the Securities Act of 1933 check the following box.  X

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.__

If this Form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Act registration statement number or the earlier effective registration statement for the same offering. __

If  delivery of the prospectus is expected to be made pursuant to
Rule 434, check the following box. __
                _________________________________


   Title of     Amount to    Proposed     Proposed    Amount of
  each class       be         maximum     maximum    registratio
      of       registered    offering    aggregate        n
  securities                 price per    offering       fee
     to be                     share      price(1)
  registered

 Common Stock    100,000       $0.10      $10,000       $2.64

(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be amended. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted before the registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                 Remote Utilities Network, Inc.

                 100,000 Shares of Common Stock

                   ---------------------------

This prospectus relates to the sale of up to 100,000 shares of the common stock of Remote Utilities Network, Inc. (referred to as the "Company," "Remote," or "us," "our" or "we") offered for the account of the selling security holders. The price of these shares are undetermined at this time. Any proceeds and profits from their sale will go to the selling security holders and not to the Company.

We have applied to have our common stock quoted on the Nasdaq OTC
Bulletin Board. No public market currently exists for the shares of common stock.

                   ---------------------------

THIS  INVESTMENT  INVOLVES  A HIGH DEGREE  OF  RISK.  YOU  SHOULD
PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS.
SEE  "RISK FACTORS" BEGINNING ON PAGE 2 TO READ ABOUT FACTORS YOU
SHOULD CONSIDER BEFORE BUYING ANY OF THESE SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   ---------------------------

The selling security holders from time to time may offer and sell the shares they hold through agents or broker-dealers, or directly to one or more purchasers, at market prices prevailing at the time of sale or at prices otherwise negotiated. The selling security holders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares to be made directly or through agents.


                        TABLE OF CONTENTS

PROSPECTUS SUMMARY                                             1

CAUTIONARY  STATEMENT REGARDING PROJECTIONS AND  FORWARD  LOOKING
STATEMENTS                                                     1

RISK FACTORS                                                   2

USE OF PROCEEDS                                                5

DETERMINATION OF OFFERING PRICE                                5

DILUTION                                                       5

SELLING SECURITY HOLDERS                                       5

PLAN OF DISTRIBUTION                                          10

LEGAL PROCEEDINGS                                             11

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS  11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT14

DESCRIPTION OF SECURITIES                                     15

INTEREST OF NAMED EXPERTS AND COUNSEL                         16

DISCLOSURE   OF   COMMISSION  POSITION  ON  INDEMNIFICATION   FOR
SECURITIES ACT LIABILITIES                                    16

ORGANIZATION WITHIN THE LAST FIVE YEARS                       18

DESCRIPTION OF BUSINESS                                       18

MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION                 22

DESCRIPTION OF PROPERTY                                       23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                23

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS       23

EXECUTIVE COMPENSATION                                        25

FINANCIAL STATEMENTS                                          26

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS                 44

WHERE YOU CAN FIND MORE INFORMATION                           44

                       PROSPECTUS SUMMARY

Remote Utilities Network, Inc.

Remote Utilities Network, Inc. is a Nevada corporation formed on January 22, 1996. Our principal executive offices are located at 540-5th Ave. S.W., Suite 930, Calgary, Alberta, Canada T2P 0M2.
Our telephone number is (403) 264-7356.

Our principal business is to establish ourselves as a supplier of
innovative    security   systems   for   wireless   multi-vehicle
surveillance of motor vehicles. See "Description of Business."

The Offering

The selling security holders named below are selling up to 100,000 shares of the common stock of Remote Utilities Network, Inc.

The selling security holders may offer their shares directly to investors or, if a market develops in our common stock, they may sell their shares through a broker. See "Plan of Distribution" on page 10. The price of the shares is undetermined at this time.

Use of Proceeds

We will not receive any proceeds from the sale of the securities by the selling security holders.

 CAUTIONARY STATEMENT REGARDING PROJECTIONS AND FORWARD LOOKING
                           STATEMENTS

This prospectus and documents included by reference contain forward-looking statements within the meaning of:

     1)   Section 27 of the Securities Act of 1933;

     2)   Section 21E of the Securities Exchange Act of 1934; and

     3)   The Private Securities Litigation Reform Act of 1995.

Forward-looking statements relate to our future operations. They estimate the happening of future events and are not based on historical facts. Forward-looking statements may be identified by terms such as:

              believes     predicts      estimates

              intends      may           anticipates

              projects     will          probable

              forecasts    expects       continue

This is not a comprehensive list. Similar terms, variations of those terms, and the negative of those terms may also identify forward-looking statements.

The "Risk Factors" discussed in this prospectus are cautionary statements. They identify some of the factors that could cause actual results to be significantly different from those predicted in the forward-looking statements. The forward-looking statements and documents included by reference were compiled by our management based upon assumptions they considered reasonable. These assumptions are subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control. Therefore, forecasted and actual results will likely vary and those variations may be material.

There can be no assurance that the statements, estimates, and projections contained in this prospectus will be achieved. Thus, we make no representation or warranty as to their accuracy or completeness. In addition, we also cannot guarantee that any forecast in this prospectus will be achieved.

These forward-looking statements were compiled as of the date of this prospectus or the date of the documents included by reference, as the case may be. We do not intend to update these statements. Therefore, you should evaluate them by considering any changes that may have occurred after the date such forward-looking statements appear.

We cannot guarantee that any of the assumptions relating to the forward-looking statements or the documents included by reference will prove to be accurate. Therefore, we urge you and your advisors to review these forward-looking statements, to consider the assumptions upon which they are based, and to ascertain their reasonableness.

                          RISK FACTORS

An investment in the securities that are being offered involves a high degree of risk and should only be made by those who can afford to lose up to their entire investment. Before purchasing these securities, you should consider carefully the following risk factors, in addition to the other information in this prospectus.

WE ARE A DEVELOPMENT STAGE COMPANY WITH A LACK OF OPERATING HISTORY. Remote was organized in January 1996. We now intend to assemble the capital, management resources and distribution rights required to enact the full development of Remote's marketing strategy. We are is still in the development stage and may require additional capital to be obtained from additional offerings in order to continue with the development of our business plan. Until the commencement of operations, we will not generate any operating revenues. We have had very limited operational history. Long-term operating results which might enable a prospective investor to evaluate our future prospects are not available. All risks inherent in a new enterprise are present in our business including competition, the absence of an operating history and profitability and the need for additional working capital. No assurance can be given that our business will be profitable. (See "Description of Business.")

Remote modeled its business plan, including capital, personnel, equipment, and facilities required for its proposed operations, on certain other existing businesses that are operating in comparable locations under similar business conditions and plans. Management believes that its business plan is reasonable, but, until Remote's operations have been established, it is not possible to determine the accuracy of any estimates or projections made in the plan. In formulating its business plan, Remote has relied on the judgment of its officers, directors and its technical and legal consultants. Based upon their experience and that of their consultants, Management believes Remote will be successful in gaining a portion of the market.

THERE ARE UNCERTAINTIES REGARDING OUR MARKETING STRATEGY. There can be no assurance that we will be successful in our efforts. Until our marketing programs have been fully developed and tested, there can be no assurance that we will be successful. The marketing plans of any new company involve uncertainties and risks not present with long established businesses. (See "Description of Business.")

OUR BUSINESS IS HIGHLY COMPETITIVE. Remote will be required to compete with a number of entities which are larger and have greater resources and more extensive operating histories than Remote. Operating losses may result from this competition which may have a materially adverse effect on Remote.

WE DEPEND UPON THE SUCCESS OF EXISTING MANAGEMENT. Any potential investor is strongly cautioned that the purchase of the securities offered hereby should be evaluated in light of: (i) the limited diversification of the venture capital opportunities afforded to Remote, (ii) the high-risk nature and limited liquidity of Remote, and (iii) our ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by our yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. We can offer no assurance that any particular client and/or property under our management contract will become successful.

WE LACK DIVERSIFICATION. The size of Remote makes it unlikely that we will be able to commit our funds to the acquisition of any major accounts until we have a more well established track record, and we may not be able to achieve the same level of diversification as larger entities engaged in this type of business. The lack of diversification may make the value of Remote's shares dependent on the success of relatively few, and perhaps even one client.

CONFLICTS OF INTEREST EXIST BETWEEN REMOTE AND ITS OFFICERS AND DIRECTORS. The officers and directors have other interests to which they devote a portion of their time and each will continue to do so notwithstanding the fact that management time may be necessary to our business. As a result, certain conflicts of interest exist and will continue to exist between Remote and its officers and directors which may not be susceptible to resolution. Conflicts of interest may arise in the area of corporate opportunities which can only be resolved through exercise by the officers and directors of such judgment as is consistent with their fiduciary duties to Remote. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to Remote's Board of Directors any proposed investments for its evaluation.

WE CANNOT BE SURE THAT FUTURE CAPITAL WILL BE AVAILABLE. The conduct of our business will require availability of additional funds, and there can be no assurance that the necessary future capital will be raised so that our business plan can be implemented. Moreover, even if financing were to become available, it is likely that the cost of such funds would be high and possibly prohibitive due to the fact that we are a small start-up company without any record of success. If such business plan is not implemented, it could have a material adverse impact on our future operations and growth.

WE DO NOT HAVE A DIVIDEND POLICY. The Company does not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earnings, alternative needs for funds and other conditions existing at the time.

THERE MAY NOT BE A MARKET FOR THE SECURITIES AFTER THE OFFERING. We do not currently meet the requirements such as income and shareholders' equity, to have our shares listed on a stock exchange in the United States or quoted on the NASDAQ market. We have a market maker who is willing to make a market in our common stock, but we cannot give any assurance that this market maker will be successful. We expect that initially any market will be on the Nasdaq OTC Bulletin Board. Consequently, the securities may be an illiquid long-term investment.

THE "PENNY STOCK" RULES COULD MAKE SELLING SHARES MORE DIFFICULT FOR THE SELLING SECURITY HOLDERS. Our common stock will be a "penny stock," under Rule 3a51-1 under the Securities Exchange Act of 1934 unless and until the shares reach a price of at least $5.00 per share, we meet the financial size and volume levels for our common stock not to be considered a penny stock, or we register the shares on a national securities exchange or they are quoted on the NASDAQ system. The shares are likely to remain penny stocks for a considerable period after the shares that are being offered are sold. A "penny stock" is subject to Rules 15g-l through 15g-10 of the Securities exchange Act that require securities broker-dealers, before carrying out transactions in any "penny stock," to deliver a disclosure document to the customer describing the risks of penny stocks, and get a written receipt for that document, to disclose the compensation received by the broker-dealer or any associated person of the broker-dealer; and to send monthly statements to customers with market and price information about the "penny stock." Our common stock will also be subject to a rule which requires the broker-dealer, in some circumstances, to approve the "penny stock" purchaser's account under standards specified in the rule, and deliver written statements to the customer with information specified in the rule. These additional requirements could prevent broker-dealers from carrying out transactions and limit the ability of the selling security holders in this offering to sell their shares into any secondary market for our common stock and also limit the ability of any subsequent shareholders to sell the shares in the secondary market.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS. With the exception of historical matters, the matters discussed or incorporated by reference in this prospectus are forward looking statements that involve risks and uncertainties that could cause actual results to differ materially from targeted or projected results. These forward-looking statements include statements regarding the intent, belief or current expectations of Remote and members of Management. This includes, without limitation, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately. Many of these factors are beyond the ability of Remote to control. You should not place undue reliance on forward-looking statements.

                         USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares by the selling security holders but have agreed to bear all expenses for registration of the shares under federal and state securities laws. See "Plan of Distribution." All proceeds from the sale of the common stock will be paid to the selling security holders.

                 DETERMINATION OF OFFERING PRICE

We will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling security holders. Before this offering there has been no market for the common stock and we have had limited business operations to date.

                            DILUTION

The  common  stock  is to be sold by existing  security  holders.
Accordingly,   there  will  be  no  dilution  to   our   existing
shareholders.

                    SELLING SECURITY HOLDERS

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each selling security holder as of October 31, 2000, the number of shares that each may offer, and the number of shares of common stock beneficially owned by each selling security holder upon completion of the offering, assuming all of the shares are sold.

                       Before the Offering    After the Offering
                         Shares    Percenta   Shares    Percenta
                       Beneficia    ge of    Beneficia    ge of
Name of Selling        lly Owned    Common   lly Owned   Common
Security Holder                     Stock                 Stock

Brad Hatch                500         *          0         *
Brent Haws                500         *          0         *
Warren Higgins            500         *          0         *
John Hogie                500         *          0         *
John Hogie, Jr.           500         *          0         *
Scott Hon                 500         *          0         *
Dick Jones                500         *          0         *
Randy Jones               500         *          0         *
Roy Jorgensen             500         *          0         *
Kevin Kellis              500         *          0         *
Kevin Kirchenmann         500         *          0         *
Robert Koepke             500         *          0         *
Jeff Larson               500         *          0         *
Steve Lavagnino           500         *          0         *
Jay LeSueur               500         *          0         *
Ron Lewis                 500         *          0         *
Kent McKinley             500         *          0         *
Richard McCown            500         *          0         *
Gordon Mell               500         *          0         *
Wilma Mitchum             500         *          0         *
William Murset            500         *          0         *
Kathy Odgen               500         *          0         *
David Orme                500         *          0         *
Rick Paul                 500         *          0         *
Mark Perkins              500         *          0         *
Robert Porter             500         *          0         *
Mike Raymer               500         *          0         *
Richard Raymond           500         *          0         *
Lane Reynolds             500         *          0         *
Karen Riggs               500         *          0         *
Russell Riggs             500         *          0         *
Robert Rubin              500         *          0         *
Tobin Rudd                500         *          0         *
Phill Sherwood            500         *          0         *
Pat Shepherd              500         *          0         *
Gary Shurtz               500         *          0         *
George Sloan              500         *          0         *
Lance Standiford          500         *          0         *
Kevin Staples             500         *          0         *
Lori Steiner              500         *          0         *
Rocky Turner              500         *          0         *
Steve Wilkes              500         *          0         *
Mark Young                500         *          0         *
Delbert Nelson            500         *          0         *
Robert Gurr               500         *          0         *
Charles Keith             500         *          0         *
Mark Killian              500         *          0         *
Dayne Jackson             500         *          0         *
Harold Allen              500         *          0         *
Ralph Arrington           500         *          0         *
Charles R. Rietz          500         *          0         *
Bill Guerin               500         *          0         *
Jim Weiers                500         *          0         *
Gene B. Stowe             500         *          0         *
Marvin L. Bates           500         *          0         *
Lewis McFadden            500         *          0         *
Fred Gammage              500         *          0         *
Gary Fife                 500         *          0         *
Jim Beck                  500         *          0         *
Ralph Adams               500         *          0         *
Russ Cannizaro            500         *          0         *
Don Ferris                500         *          0         *
Terry Godfrey             500         *          0         *
Barry Schor               500         *          0         *
Theo Harker               500         *          0         *
Scott Harker              500         *          0         *
Cathy M. Hanson           500         *          0         *
Jim Homan                 500         *          0         *
David Johnson             500         *          0         *
Foster Johnson            500         *          0         *
Gordon Nevers             500         *          0         *
Elvis Priest              500         *          0         *
John Riddle               500         *          0         *
Robert Sheets             500         *          0         *
Jess Winfrey              500         *          0         *
Robert Andes              500         *          0         *
Loran Allen               500         *          0         *
Dan Archer                500         *          0         *
Bryan Baldwin             500         *          0         *
Ken Barnum                500         *          0         *
Fred Behrmann             500         *          0         *
Ron Bingham               500         *          0         *
Jerry Brian               500         *          0         *
Neil Brimhall             500         *          0         *
Robert Brinton            500         *          0         *
Greg Brower               500         *          0         *
Joe Bryner                500         *          0         *
John Burke                500         *          0         *
Tom Butler                500         *          0         *
Darren Cook               500         *          0         *
Marty Cooper              500         *          0         *
Brent Cornia              500         *          0         *
Enrique Cortez            500         *          0         *
Frank DePriest            500         *          0         *
Gae Farquer               500         *          0         *
Jason Fishbeck            500         *          0         *
Carolyn Goodman           500         *          0         *
Don Griner                500         *          0         *
Larry Hall                500         *          0         *
Bruce Haslam              500         *          0         *
Luann Bacon               500         *          0         *
Derek Bollwinkle          500         *          0         *
Chip Boynton              500         *          0         *
Chip Consentino           500         *          0         *
Reed Ellsworth            500         *          0         *
Scott Ellsworth           500         *          0         *
Doug Ellsworth            500         *          0         *
Mike Ellsworth            500         *          0         *
Grant Fletcher            500         *          0         *
Lonnie Fuller             500         *          0         *
Mike Garner               500         *          0         *
Dale Gray                 500         *          0         *
Darrin Gray               500         *          0         *
Jerry Gurr                500         *          0         *
Dale Hall                 500         *          0         *
Robert Haws               500         *          0         *
Alan Heywood              500         *          0         *
Connie Johnson            500         *          0         *
Neil Jones                500         *          0         *
David Killian             500         *          0         *
Adrian Cuzdas             500         *          0         *
Dale Langkilde            500         *          0         *
Alan Lee                  500         *          0         *
Tony Cuguda               500         *          0         *
Dirk Martin               500         *          0         *
Christon Allen            500         *          0         *
Noel Allen                500         *          0         *
Melodee Jones             500         *          0         *
Cory N. Allen             500         *          0         *
Conrad K. Allen           500         *          0         *
Kay S. Allen              500         *          0         *
David Banks               500         *          0         *
Deborrah L. Allen         500         *          0         *
Heather J. Allen          500         *          0         *
Shelice Millett           500         *          0         *
Keaton J. Allen           500         *          0         *
Shawn Allen               500         *          0         *
Cory A. Allen             500         *          0         *
Karen C. Aallen           500         *          0         *
Elba Allen                500         *          0         *
Orville W. Allen          500         *          0         *
Raymond Smith             500         *          0         *
Glenda Smith              500         *          0         *
Kay Smith                 500         *          0         *
Thomas Kimball            500         *          0         *
Vicki Burnham             500         *          0         *
Glenn Burnham             500         *          0         *
Nancy Burnham             500         *          0         *
Russell Hind              500         *          0         *
Frances Chatham           500         *          0         *
Tom D'Ambrosio            500         *          0         *
Steve Anderson            500         *          0         *
William Reeves            500         *          0         *
Phillip White             500         *          0         *
Robert Mangum             500         *          0         *
Bruce King                500         *          0         *
Norman King               500         *          0         *
Doyle S. Randall          500         *          0         *
Blaine Randall            500         *          0         *
Alan Thorne               500         *          0         *
Steve Hale                500         *          0         *
Jack H. Simon             500         *          0         *
James R. Phipps           500         *          0         *
Larry N. Prather          500         *          0         *
David E. Haggard          500         *          0         *
Morgan W. Tanner          500         *          0         *
Don Kellar                500         *          0         *
R. Fulton Brock           500         *          0         *
Phil Ashcroft             500         *          0         *
Dan Lee                   500         *          0         *
Gail Goodman              500         *          0         *
Jack Harvey               500         *          0         *
Merlin Gunderson          500         *          0         *
Devirl Lofgreen           500         *          0         *
Stephen Canzoneri         500         *          0         *
Jay Boyle                 500         *          0         *
Lawrence Wright           500         *          0         *
Delores Wright            500         *          0         *
Brandon Gardner           500         *          0         *
Brian Bailey              500         *          0         *
Star Bailey               500         *          0         *
Cullen Bailey             500         *          0         *
Cody L. Allen             500         *          0         *
Cindy A. Allen            500         *          0         *
Annabel Lancaster         500         *          0         *
David Lancaster           500         *          0         *
Ed Hatch                  500         *          0         *
Lyric Hatch               500         *          0         *
Sam Woodruff              500         *          0         *
Chris White               500         *          0         *
Sandra White              500         *          0         *
Gary Webb                 500         *          0         *
Shelley Webb              500         *          0         *
Jesse Udall               500         *          0         *
Ann Udall                 500         *          0         *
Pauline Tolman            500         *          0         *
Robert Taylor             500         *          0         *
Kay Standage              500         *          0         *
Dalene Standage           500         *          0         *
Paul Southworth           500         *          0         *

-----------------------------

* Denotes less than 1% of the issued and outstanding shares of common stock.

We are registering all of the shares listed which are held by the selling security holders. The selling security holders may sell their shares from time to time in broker's transactions or otherwise. Because the selling security holders may sell all, some or none of the shares held, we cannot estimate the number of shares that will be held by the selling security holders after the offering. For purposes of the above table, we have assumed that all of the shares offered by the selling security holders will be sold. (See "Plan of Distribution.")

We will not receive any of the proceeds from the sales of common stock by the selling security holders.

                      PLAN OF DISTRIBUTION

The selling security holders may either sell their shares directly to a purchaser or through the use of a broker-dealer.
We will not sell shares on any selling security holder's behalf.

We have not authorized anyone to give any information or to make any representations concerning this offering other than those contained in this prospectus. You should not rely on any representation made by any third parties. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities it offers to any person in any jurisdiction where that offer or solicitation is unlawful. The delivery of this prospectus or any sale of securities does not imply that the information in this prospectus is correct as of any date later than the date of this prospectus.

The selling security holders may be considered to be an underwriter under the Securities Act. We are not currently planning to register the shares of common stock owned by the selling security holders in any state. Various states may have exemptions from the registration requirements of their securities act that would allow the selling security holders to sell their shares to others. Various states have exemptions from the registration requirements for securities that allow securities to be sold in non-issuer transactions. The selling security holders are not issuers of the shares and may be able to rely on these exemptions. If the selling security holders are not able to rely on these non-issuer exemptions, we will assist the selling security holders in registering or qualifying the shares for sale in the particular state.

Any person who purchases the shares of common stock from a selling security holder will be able to resell the shares under state secondary market sales exemptions.

The states may permit secondary market sales of the securities:

*	once  we  publish  the  necessary  financial  and  other
     information about ourselves in a recognized securities manual. These manuals include Standard & Poor's Corporation Records, Moody's and Fitches.
* after a time period required by that state has elapsed from the date we issued the securities.
* under exemptions that may apply to some investors based upon the investors qualifications.
* as a reporting company under the Securities Exchange Act of 1934; and
* as covered securities under Section 18(b)(4)(A) of the Securities Act, as long as any notice and fee requirements of the states have been met.

                        LEGAL PROCEEDINGS

Neither Remote nor any of its officers or its directors is a party to any pending legal proceeding, nor is its property the subject of any pending legal proceeding other than routine litigation that is incidental to its business.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The  members of the Board of Directors of Remote serve until  the
next   annual  meeting  of  the  stockholders,  or  until   their
successors have been elected. The officers serve at the pleasure of the Board of Directors.

There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below are acting on behalf of, or at the direction of, any other person.

Information as to the directors and executive officers of Remote is as follows:

Name and Address          Age   Position
David Phan                 46   President/Director
Suite 801, 200 Lacaille
Pl. SW
Calgary, AB, T2P 5E2
CANADA
Gerald S. Peatz            51   Secretary/Treasurer/Director
174 - Woodglen Grove SW
Calgary, AB, T2W 4S5
CANADA

DAVID PHAN; President. Mr. Phan is currently President/Director of Remote and has held this position since December, 1998. Mr. Phan acts in an advisory capacity and as a Board liaison with management. His duties include the general overseeing of the Company and its day-to-day operations. Prior to this, Mr. Phan owned and operated Phan & Associates, Calgary, Alberta (an Insurance Brokerage Agency) from June 1993 to November, 1998. From 1990 to 1992, Mr. Phan was financial controller and contract administrator for Westronics, Inc., a Calgary technology company. Mr. Phan's responsibilities for this period were ensuring that all financial activities were in compliance with Canadian General Accounting Principals (GAP), and overseeing contracts and administration worldwide. For 1981 to 1990, he held the positions of Divisional Chief Accountant and Senior Corporate Accountant with the Central Alberta Dairy Pool in Calgary and Red Deer, Alberta. Mr. Phan sits on the board of several hi-tech companies (financed with venture capital), namely, Autoeye, Inc., TVR Technologies Inc., and West Development Corp. Mr. Phan has also held various accounting positions internationally in Hong Kong and Indonesia. Mr. Phan is a graduate of the Saskatchewan Technical Institute, Moose Jaw, Saskatchewan and has Certified Management Accounting Designation.

GERALD S. PEATZ; Secretary/Treasurer/Director. Mr. Peatz is responsible for the overall financial administration and financial reporting of Remote, and has held this position since December 1998. Mr. Peatz has accumulated ten years of experience as Chief Financial Officer for various privately held companies including his present position at American IR for the past six months. Before his current position he was President of Autoeye, Inc. from March 1998 to September 1999, and Chief Financial Officer from March 1996 to March 1998. Mr. Peatz worked from March 1992 to March 1998 for SED Systems Ltd. (a high tech company which was sponsored by the University of Saskatchewan to conduct Research & Development work on new technologies in the Engineering and Product Development fields), where he was responsible for setting up an administration infrastructure that was ultimately adopted throughout the company. He graduated as a Certified Management Accountant and is presently a member in good standing with the Society of Management Accountants of Alberta. As a professional accountant, he worked as a draftsman and cost accountant with Dominion Bridge for six years. He then worked for ten years in the manufacturing and engineering environment, in a wide range of roles including cost accountant, controller, human resources, credit, contract administration and computer administration. He also has five years experience as an auditor with Revenue Canada.

Key Management

TREVOR CRITCHLEY; Manager, Investor Relations. Mr. Critchley is responsible for Public Relations, Investor Relations & Corporate
Finance for Remote and has held this position since April 10, 2000.

September 1994 to present - Vice President Corporate Finance for Total-Interactive Telecommunications, Inc. (24 hour cable programming company - Canadian Company - in process of merging with U.S. Company - Lamour Telecommunications Inc.). Upon merger, he will relinquish his title and position, and remain a shareholder of the new company. His duties included assisting the company in regards to funding and Corporate Finance activities.

September  1996  to  September 1998  -  Corporate  Communications
Consultant  for  two  Canadian Public Companies  (Kenrich  Mining
Corporation and Nu-Lite Industries Ltd.). Assisted companies with day-to-day Public Relations/Investor Relations Activities.

June  1998 to June 1999 - Vice President Corporate Finance - Miss
Au   Natural   Inc.  (specialized  pay  for  TV  beauty   pageant
programming company). Duties included assisting company with fundraising.

December 1998 to December 1999 - Canadian Representative - Inntraport Gmbh (German company involved in the leisure industry, primarily Hotel Intranet Services). Duties included representing and introducing the company to large Canadian Hotel Chains in Canada.

PAUL   CHIDLEY;  Technical  Project  Manager.   Mr.  Chidley   is
responsible for product development for Remote, and has held this position since May 8, 2000.

November   1989   to  January  1995  -  Senior   Digital   Design
technologist   for   NovAtel   Communications   Ltd.    (Cellular
Telecommunications company). Duties included design and support of duo-mode cellular phones.

January   1995  to  June  1999  -  President/Owner   of   Outback
Technologies Ltd. (contract electronic and circuit board design company). Duties included overseeing day-to-day operations of the company.

January  1996 to December 1997 - Product Manager for Wi-Lan  Inc.
(development of high speed wireless data communications equipment company). Duties included design and manufacturer of the wireless
Ethernet links.

January 1998 to present - Vice President Technical Operations - Kayden Instruments, Inc. (flow level and temperature sensors production and design company). Duties include all overseeing all technical aspects of the company - research, development and manufacturing.

ROBERT GENTLES; Chief Financial Officer. Mr. Robert Gentles is responsible for the strategic planning and corporate development of the Company since March 1, 2000.

January  1995 to April 1998 Professor of Management  at  Southern
Alberta Institute of Technology. Duties included teaching all aspects of management and economics.

May 1998 to present (CFO until November 1999) (November 1999 to present) President-Autoeye, Inc. Duties include overseeing day-to-day operation of the company's operations.

JAMES NIKIFORUK; V.P. Sales/Marketing. Mr. Nikiforuk is responsible for the Sales and Marketing areas of Remote, and has held this position since May 1, 2000. Mr. Nikiforuk completed a 25-year career with TELUS Communications Inc. in Edmonton and Calgary. In 1974 James graduated from the University of Alberta with a Bachelor of Science (Electrical Engineering) and started with Government Telephones in Edmonton as an Engineer-in-training. After numerous engineering positions he moved to Calgary in 1988 to assume a managing position in Network Design. After numerous managing assignments in Network Design and Network Management, Mr. Nikiforuk's career culminated as the Director of Network Business Solutions International, which was responsible for marketing and selling high-end telecommunications consulting. His areas of strength include management, leadership, working in a team environment motivation, taking initiative plus adept at analyzing situations, identifying problems and providing solutions while working within set deadlines. He brings with him a proven track record managing capital programs, process improvement, plus marketing and selling expertise as it relates to the practical insight to product deployment. Mr. Nikiforuk brings to Remote skill sets necessary to move the Company toward the future mode of operation.

There is no family relationship between any of the officers and directors of the Company. The Company's Board of Directors has not established any committees.

Conflicts of Interest

The officers and directors of the Company may in the future become shareholders, officers or directors of other companies which may be formed for the purpose of engaging in business activities similar to those conducted by the Company. The Company does not currently have a right of first refusal pertaining to opportunities that come to management's attention insofar as such opportunities may relate to the Company's proposed business operations.

The officers and directors are, so long as they are officers or directors of the Company, subject to the restriction that all opportunities contemplated by the Company's plan of operation which come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to the Company and the companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the fiduciary duties of the officer or director. Except as set forth above, the Company has not adopted any other conflict of interest policy with respect to such transactions.

Investment Company Act of 1940

Although the Company will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940 insofar as the Company will not be engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth each person known to us, as of October 31, 2000, to be a beneficial owner of five percent (5%) or more of Remote's common stock. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Title of     Name and Address     Amount and Nature  Percent of
Class        of Beneficial Owner    of Beneficial       Class
                                      Ownership
Common Stock Autoeye, Inc. (2)      7,200,000 (1)      52.55%
             540 5th Ave. S.W.          Direct
             Calgary, Alberta
             T2P 0M2
             Canada

(1) Autoeye does not have the right to acquire any shares of Remote's common stock within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations.

(2) There are no shareholders of Autoeye, Inc. who beneficially own 5% or more of Autoeye's common stock. Robert Gentles, who is currently the Chief Financial Officer of Remote, is also the current President of Autoeye. The relationship between Remote and Autoeye is discussed below (see "Description of Business").

Security Ownership of Management

No director or executive officer owns any shares of Remote's common stock nor has the right to acquire any shares within 60 days pursuant to options, warrants, rights, conversion privileges, or similar obligations. No other class of voting securities is outstanding.

                    DESCRIPTION OF SECURITIES

Common Stock

The Company's Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock, par value $.001 per share, of which 13,700,000 are issued and outstanding. The shares are non-
assessable,  without  pre-emptive  rights,  and  do   not   carry
cumulative voting rights. Holders of common shares are entitled to one vote for each share on all matters to be voted on by the stockholders. The shares are fully paid, non-assessable, without pre-emptive rights, and do not carry cumulative voting rights. Holders of common shares are entitled to share ratably in dividends, if any, as may be declared by the Company from time-to-
time,   from  funds  legally  available.  In  the  event   of   a
liquidation, dissolution, or winding up of the Company, the holders of shares of common stock are entitled to share on a pro-rata basis all assets remaining after payment in full of all liabilities.

Management is not aware of any circumstances in which additional shares of any class or series of the Company's stock would be issued to management or promoters, or affiliates or associates of either.

Preferred Stock

The Company's Articles of Incorporation authorizes the issuance of 5,000,000 shares of preferred stock, $0.001 par value per share, none of which have been issued. The Company currently has no plans to issue any preferred stock. The Company's Board of Directors has the authority, without action by the shareholders, to issue all or any portion of the authorized but unissued preferred stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. The preferred stock, if and when issued, may carry rights superior to those of common stock; however, no preferred stock may be issued with rights equal or senior to the preferred stock without the consent of a majority of the holders of then-outstanding preferred stock.

The  Company  considers  it desirable  to  have  preferred  stock available to provide increased flexibility in structuring possible future financings, and in meeting corporate needs which may arise. If opportunities arise that would make the issuance of preferred stock desirable, either through public offering or private placements, the provisions for preferred stock in the Company's Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the preferred stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock which would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right which may be attached to the terms of any series of preferred stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of preferred stock will depend primarily on market conditions, terms of a proposed financing, and other factor existing at the time of issuance. Therefore it is not possible at this time to determine in what respect a particular series of preferred stock will be superior to the Company's common stock or any other series of preferred stock which the Company may issue. The Board of Directors does not have any specific plan for the issuance of preferred stock at the present time, and does not intend to issue any preferred stock at any time except on terms which it deems to be in the best interest of the Company and its shareholders.

The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. While such provisions are intended to enable the Board of Directors to maximize shareholder value, they may have the effect of discouraging takeovers which could be in the best interests of certain shareholders. There is no assurance that such provisions will not have an adverse effect on the market value of the Company's stock in the future.

              INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

    DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                   SECURITIES ACT LIABILITIES

The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on his behalf and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. The Company and its affiliates may not be liable to its shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of Incorporation and By-Laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the Company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-Laws.

The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on his behalf and all others similarly stated shareholders to recover damages where the Company has failed or refused to observe the law.

Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

             ORGANIZATION WITHIN THE LAST FIVE YEARS

There are no relationships or transactions to be reported.

                     DESCRIPTION OF BUSINESS

Background

Remote Utilities Network, Inc. is a Nevada corporation formed on January 22, 1996. We were formed under the name Alexander-West, Inc. On March 15, 1999, we changed our name to Remote Utilities Network, Inc. in order to assemble the capital, management resources, and marketing rights required to establish ourselves as a supplier of security systems for wireless mobile asset surveillance. Our principal place of business is located at Suite 930, 540-5th Ave. S.W., Calgary, Alberta, Canada T2P 0M2.

On January 22, 1996, the Company issued 1,600,000 shares of its stock to Robin Gardner, the initial director and sole officer of the Company. On January 22, 1996, the Company also issued 100,000 shares each to the four remaining founders of the Company. Subsequently, the initial director and sole officer of the
Company transferred 500 shares each to a total of 200 individuals. All transfers were exempt from the registration requirements of Section 5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as provided in Section 4(2) of the Exchange Act.

On  February  22, 1999, the Company issued a total  of  4,500,000 shares of its common stock to a total of 15 individuals for a total consideration of $45,000.00 cash pursuant to Rule 504 of Regulation D.

On June 30, 1999, we entered into a license agreement with Autoeye, Inc. for use of the trademarks, trade names, insignia and other indicia for the technology known as Autoeye Multi Vehicle Surveillance System (AMVSS). In consideration of the license, Remote issued 7,200,000 shares of its common stock to Autoeye, Inc. Under the terms of the agreement, the license is granted for the operation of the business of manufacturing and marketing the AMVSS on a worldwide basis to last for a period of ten years. We also have an option to renew the license agreement for an additional ten years at no further cost to Remote.

During  the  first  quarter of 2000, we announced  that  we  were nearing the completion of a letter of intent with a major telecommunications company. This major company will be responsible for assuming the surveillance function and initiating the dispatch of a predetermined security agent of all the Autoeye systems installed and operational in Canada and the U.S. In addition, the major company will be responsible for the overseeing, of maintenance and monitoring of software/hardware in regards to the Autoeye project. Negotiations are ongoing with the major company in regards to it extending use of its National sales team to assist us in marketing the Autoeye product to their clientele base, in the interim, direct sales will be conducted by the Company in-house.

We have a web-site that can be visited at www.runcorp.com.

Business of Issuer

We are a supplier of innovative security systems for wireless multi-vehicle surveillance of motor vehicles, one of the fastest growing concerns in the security of multi-vehicle parking lots, such as the automobile dealer industry. We will offer multi-vehicle security systems, which consists of sensor units placed in each vehicle. Each vehicle is monitored on a full-time basis and any incidence of theft or vandalism is reported by the system at the time of the event; allowing for an immediate response. The systems will be tailored to the needs of the automobile dealers market throughout North America. We will also offer surveillance systems to other applications such as large overnight lots, fleet lots, trucking companies and parking garages once the auto dealership market is established.

Consisting of a wireless sensor unit that is placed in a vehicle, the AMVSS reports to the Central Control Computer via a RF Network. The sensor monitors changes in voltage, vehicle attitude or motion. The software that drives the CPU interprets information gathered throughout the network and reacts as required. When an alarm incident occurs, the CPU initiates the CCTV Cameras to begin recording the event. In this way the alarm is confirmed and recorded.

We provide a premium wireless multi-vehicle surveillance/inventory management system in the security industry. Our AMVSS is the first of its kind to use Radio Frequency (RF) technology, in combination with specialized hardware and software to create a comprehensive network between every vehicle equipped with a Multi-Vehicle Surveillance System sensor. This allows for controlled asset management. The central control computer not only handles any alarm condition, more importantly it constantly monitors the entire network of sensors and Radio Frequency (RF) repeaters to ensure the integrity of the total system, at all times.

The  AMVSS will effectively monitor over 1,000 vehicles  with  24 hour surveillance.

  1. Upon the vehicle's arrival on the lot, both the sensor and the vehicle's VIN# are entered into the system, either manually or by scanning. The AUTOEYE Alarm Sensor is then placed on the interior dashboard and draws its power from the cigarette lighter socket.
2. A bar code scanner is available for scanning the sensor bar code and the bar code on the vehicle's description sheet.
3. The VIN# is automatically decoded and all important vehicle information like its make, model, year, color, trim package and engine size, is extracted.
4. The scanner is then connected to the central computer and the information is uploaded.

We  have developed a strategy to position ourselves as a supplier
of   innovative  motor  vehicle  security  systems  by  initially introducing the systems to the Western United States and Canadian market place.

While we intend to focus our efforts to take advantage of the needs of the automobile dealers industry, management has identified needs in several potential markets for similar security systems which could provide a comprehensive and effective deterrent against theft and vandalism of any mobile assets, particularly in large vehicle lot situations, such as boats, trailers, mobile homes, etc.

We have created a marketing plan to introduce and expand our market base. Once the multi-vehicle systems have been successfully launched through automobile dealers, we will introduce a single vehicle surveillance system through new car dealers who have purchased and are utilizing the multi-vehicle system for their own dealerships. Management believes this plan provides the individual car buyer an ideal situation to actually see the system working at the dealership before purchasing.

We are reliant upon an industry (initially automobile dealerships), not on one or a few major customers. We have identified the overall target market to be large vehicle lot operators and are focusing our initial marketing efforts on the primary target market, automobile dealerships. Then, expansion across similar segments, such as truck and other fleet lots, hotel, airport as well as amusement lot operations. Our market strategy will initially target localized areas and rapidly spread across North America. The initial product launch will also allow growth into new market segments. Constant growth and stability will be maintained through ongoing research and development.

Customer Profile and Target

  1. The main target market segment being large lot operators, further defined for collecting data and monitoring the "primary" market segment, automobile dealerships
2. Automobile dealerships with an inventory in excess of 100 vehicles will present the greatest initial opportunities for success
3. Primary usage of the AMVSS will be the security function with a rollout of information retrieval, inventory and traffic control
4. Customer acceptance will be enhanced by our ability to negate liability and insurance exposure

Initially, direct sales will be targeted towards the automobile insurance companies and will be conducted "inhouse." Sales individuals will be retained by the Company and will be compensated on a 100% commission basis. The commission structure will be paid using a sliding scale: 5% payable on the first US$100,000.00 in sales; 3% payable on the next US$100,000.00 in sales; and 2% payable on sales over and above US$200,000.00. In addition, negotiations are currently being conducted with a sales agent network that is based across Canada, to extend the use of its national sales team to assist the Company in marketing the Autoeye product to their clientele base.

Industry Analysis

  1. The current North American "primary" market consists of over 110,000 automobile dealerships.
2. Insurance incentives will provide opportunities for expansion and growth.
3. We anticipate market penetration during the first year to be modest, at 1/5 of 1%, with anticipated growth to 1.47% within the next five years.
4. Management anticipates the marketplace to remain stable, allowing for consistent growth and constant demand.
5. Further market opportunities will be facilitated with expanding product line options, while providing superior system servicing to our customers.

Testing of the AMVSS has been completed under laboratory and field conditions with extremely encouraging results. Phase I of testing was to verify the original concept/design on a limited basis. Phase II of Testing (which will verify the original concept under a fully operational environment) is in its final stages and expected to be completed before year end. Upon completion, AMVSS will be ready for the market and application will be sought from FCC/ Industry Canada for use of specific radio band. There have been no expenditures for research and development by the Company to date. Currently, the cost of the registration fees with the FCC/ Industry Canada is US$15,000.00. These fees will be funded by Autoeye, Inc. as a condition of the license agreement with Remote.

As of the date of this prospectus, management is unaware of any equivalent competition currently using this proactive technology, which combines Inventory Management Control and Security Control. With the AMVSS, a central monitoring station is notified instantly when the vehicle is being stolen or vandalized as opposed to reactive/recovery technology, such as Onstar and LoJack, which can only be utilized after the discovery that the vehicle has been stolen or vandalized.

Key components of the units are contracted out to several high-tech companies in Western Canada who specialize in miniaturization of electronic components (as required in satellites). Upon completion of the manufacturing and receipt of these key components, the respective units are assembled at our facility in Calgary, Alberta, Canada, to ensure the highest standard of quality, and to provide additional integrity of the product. Main suppliers - Murandi Communications Ltd., Mouser Electronics, Digi-Key Corporation. To date, these expenses have been borne by Autoeye as a condition of the license agreement. The Company will not bear these expenses until the product is ready to market.

We currently have the use of a Patent Pending CA 2224671, which expires on October 12, 2002, through the license agreement with Autoeye, who currently owns the Patent Pending. This Patent covers the Wireless Remote Sensor. Once the Patent has been finalized, it will be valid for a period up to 20 years.

Employees

We are currently in a start-up phase with no full time employees. It is expected that as funds become available the six current part time employees (hired between March and May 2000) may become full time employees and additional staff will be hired. All future employees will be hired under an equal opportunity policy and evaluated by their manager on a regular basis with regard to merit raises and advancements. Currently all part time salaries are borne by Autoeye, Inc. until such time as the product is finished and ready to market, which was also a condition of the license agreement with Autoeye.

          MANAGEMENT'S DISCUSSION AND PLAN OF OPERATION

The following discussion contains forward-looking statements involving risks and uncertainties based on our current expectations and the development of our business. All statements in this registration statement related to our intended business plans, prospective financial operations and expected future growth or profitability constitute forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties. Our actual results may differ significantly from those anticipated or expressed in these statements. You should read the following discussion and analysis in conjunction with the audited financial statements (and notes thereto) and other financial information of Remote appearing elsewhere in this registration statement for the period from inception to September 30, 2000.

Remote (formerly Alexander-West, Inc.) was incorporated under the laws of the State of Nevada on January 22, 1996. Management is currently developing a business plan to market certain products that they are entitled to distribute and sell under its current license agreement with Autoeye, Inc.

We are in the developmental stage and have no established source of revenue. We plan to take the following steps that we believe will be sufficient to provide us with the ability to continue in existence:

  * Generate sales from the marketing of the product under our license agreement.

  * Contemplating a private placement for the sale of shares of Remote's common stock.

  * Contemplating a line of credit with an established financial institution.

We do not expect to purchase any plant or significant equipment in the next twelve months and we do not own any plant or significant equipment to sell.

Currently we have six part-time employees. As a condition of the license agreement with Autoeye, those salaries are borne by Autoeye until such time as the product is finished and ready to market. Should we be successful in marketing the product within the next twelve months, those employees may become full time employees and we will consider hiring additional staff as necessary and as funds become available.

                     DESCRIPTION OF PROPERTY

Our principal administrative, sales, marketing, research and development offices are located at its headquarters located at 540 5th Ave. S.W., Suite 930, Calgary, Alberta, Canada T2P 0M2. We have a limited use of this facility through the license agreement with Autoeye at no cost to us. We pay our own charges for long distance telephone calls and other miscellaneous secretarial, photocopying, and similar expenses.

Since Remote is incorporated in Nevada, it is required to maintain a resident office in that state in which corporate documents are available. The resident office is located at 995 S. Virginia St., Suite 116, Reno, Nevada 89502. No activities take place in the resident office. All other activities have been consolidated to the facility described above.

         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Robert Gentles, who is currently the Chief Financial Officer of Remote, is also the current President of Autoeye, with whom Remote has entered into a license agreement. Mr. Gentles owns less than 1% of Autoeye's outstanding common stock. Autoeye is not a publicly traded company.

     MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Market Information

There is no current market for Remote's common stock. Management has not undertaken any discussions, preliminary or otherwise, with any prospective market maker concerning the participation of such market maker in the after-market for Remote's securities. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue.

Market Price

Remote's common stock is not quoted at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and
(ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The National Association of Securities Dealers, Inc. (the "NASD"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly traded securities. In addition, continued inclusion requires two market makers and a minimum bid price of $1.00 per share.

There can be no assurances that the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the Company's securities.

Holders

There are approximately 287 holders of Remote's common stock. On January 22, 1996, the Company issued 1,600,000 shares of its stock to Robin Gardner, the initial director and sole officer of the Company. On January 22, 1996, the Company also issued 100,000 shares each to the four remaining founders of the Company. Subsequently, the initial director and sole officer of the
Company transferred 500 shares each to a total of 200 individuals. All transfers were exempt from the registration requirements of Section 5 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as provided in Section 4(1) of the Exchange Act.

On  February  22, 1999, the Company issued a total  of  4,500,000 shares  of  its stock to a total of 15 individuals  for  a  total
consideration  of  $45,000.00  cash  pursuant  to  Rule  504   of
Regulation D of the Securities Act of 1933 (the "Act").

On June 30, 1999, the Company entered into a license agreement with Autoeye, Inc. for use of its technology, trademarks, trade names, insignia and other indicia known as Autoeye Multi Vehicle Surveillance System (AMVSS). In consideration of the license, the Company issued 7,200,000 shares of its stock to Autoeye, Inc. These shares were issued in accordance with the exemption from registration afforded by Section 4(2) of the Act'.

Dividends

We do not have a policy of paying dividends, and it is currently anticipated that no cash dividends will be paid in order to retain earnings to finance future growth. Any future decision to pay cash dividends will be made on the basis of earning, alternative needs for funds and other conditions existing at the time.

                     EXECUTIVE COMPENSATION

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

                   Summary Compensation Table

                Annual compensation       Long term compensation

                                               Awards            Payout
                                                                 s

Name and        Year  Salary     Bonus  Other  Restric  Securit  LTIP    All
Position              ($) (1)    ($)    Annua  ted      ies      Payout  other
                                        l      Stock    underly  s ($)   Comp.
                                        Comp.  Awards   ing              ($)
                                        ($)    ($)      options
                                                        / SARs
                                                        (#)
Robert Gentles, 2000  $15,600
C.F.O. (2)
James           2000  $15,600
Nikiforuk,
Vice President
Sales/Marketing
(2)
Paul Chidley,   2000  $6,000
Technical
Manager (2)
Trevor          2000  $15,600
Critchley,
Communications
(2)

              Option /SAR Grant in Last Fiscal Year

                        Individual Grants

Name               Number of     Percent of total Exercise    Expiration
                  securities      options / SARs   or base       Date
                  underlying        granted to      price
                options / SARs     employees in    ($/sh)
                  Granted (#)    last fiscal year
N/A

  (1) Currently all part time salaries are borne by Autoeye, Inc. until such time as the product is finished and ready to market.
(2) The salaries are based upon a monthly basis for the above-named individuals since the commencement of their part-time employment. The Key Management devotes a approximately 5 to 30 hours per week to the operations of the Company.

                      FINANCIAL STATEMENTS

The  audited  financial statements of the Company as of  December
31, 1999 and 1998 were audited by Merdinger, Fruchter, Rosen & Corso, P.C., an independent public accounting firm located in Los Angeles, California. Their report regarding Remote's financial statements is included in this prospectus in reliance upon their authority as experts in accounting, auditing, and giving such reports.

Remote's financial statements and Independent Auditor's Report for the fiscal years ending December 31, 1999 and December 31, 1998 are included.

Also included are Remote's unaudited financial statements for the period ended September 30, 2000.

Index
Page

          Report  of  Independent Auditors, Merdinger,  Fruchter,
            Rosen & Corso, P.C. dated March 23, 2000				F-1

          Balance Sheet as of as of March 31, 2000				F-2

          Statement of Operation for the three months ended March
            31,  2000  and  March 31, 1999, and the  years  ended
            December  31,  1999  and  1998  and  for  the  period
            January 22, 1996 (inception) to December 31, 1999 		F-3

          Statement of Stockholders' Equity for the three  months
            ended  March  31, 2000 and March 31,  1999,  and  the
            years  ended December 31, 1999 and 1998 and  for  the
            period  January 22, 1996 (inception) to December  31,
            1999										F-4

          Statement  of  Cash  Flows for the three  months  ended
            March  31,  2000 and March 31, 1999,  and  the  years
            ended  December 31, 1999 and 1998 and for the  period
            January 22, 1996 (inception) to December 31, 1999 		F-5

          Notes to Financial Statements						F-6 to F-9



                  INDEPENDENT AUDITORS' REPORT


TO THE BOARD OF DIRECTORS OF REMOTE UTILITIES NETWORK, INC.

We have audited the accompanying balance sheets of Remote Utilities Network, Inc. (formerly Alexander-West, Inc.) (A Development Stage Company) as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity and cash flows for the years then ended and for the period from January 22, 1996 (inception) to December 31, 1999. These financials statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In  our  opinion,  the financial statements referred  to  above present fairly, in all material respects, the financial position of Remote Utilities Network, Inc. as of December 31, 1999 and 1998 and the results of its operations and its cash flows for the years then ended and for the period from January 22, 1996 (inception) to December 31, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                       MERDINGER,  FRUCHTER ROSEN  &  CORSO, P.C.
                       Certified Public Accountants

Los Angeles, California
March 23, 2000
 				F-1

                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                         March 31,
                                           2000                 December
                                                           1999        1998
                                        (Unaudited)
  ASSETS
CURRENT ASSETS
 Cash and cash equivalents              $       259     $       1    $     -
   Organizational cost, net                       -             -        800
   Total Current Assets                         259             1
                                                                         800

INTANGIBLE ASSETS, net amortization of       72,000        72,000
$0                                                                         -
  TOTAL ASSETS                          $    72,259     $  72,001    $   800

       LIABILITIES AND STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES - accounts payable  $     3,000     $   3,000    $
                                                                       -

STOCKHOLDERS' EQUITY:
  Common stock, $0.001 par value;
    20,000,000 shares authorized;
  13,700,000 and 2,000,000 shares            13,700        13,700      2,000
issued and outstanding
 Additional paid-in capital                 105,300       105,300
                                                                           -
  Advances to stockholder                         ( )           ( )
                                             35,036        44,900      -
  Deficit accumulated during
   the development stage                          ( )           ( )        (  )
                                             14,705         5,099      1,200
        Total Stockholders' Equity           69,259        69,001        800

  TOTAL LIABILITIES AND STOCKHOLDERS'   $    72,259     $  72,001    $   800
EQUITY

The accompanying notes are an integral part of the financial statements.
                                      F-2
                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                                   For the
                                                                                                Period from
                                                                                                January 22,
                                              For the three          For the Year Ended            1996
                                                 months                                          (inception)
                                             Ended March 31,            December 31,          to December 31,
                                             2000        1999           1999       1998           1999
                                         (Unaudited) (Unaudited)

REVENUE                                  $       -    $      -    $       -    $       -    $           -

GENERAL, SELLING AND ADMINISTRATIVE          9,606           -        3,899          400            5,099
EXPENSES

LOSS BEFORE TAXES                                ( )         -            ( )          ( )             ( )
                                             9,606                     3,899         400           5,099

PROVISION FOR INCOME TAXES                       -           -            -            -                -

NET LOSS                                 $       ( )  $      -    $       ( )  $       ( )  $           ( )
                                             9,606                     3,899         400           5,099

NET LOSS PER COMMON SHARE - basic and    $       -    $      -    $       -     $       -    $           -
diluted

WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING - basic and diluted 13,700,000   2,000,000    10,944,260   2,000,000      4,529,920

The accompanying notes are an integral part of the financial statements.
                                     F - 3

                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                             Deficit
                                                                            Accumulated
                                                  Additional      Advance   During the
                               Common Stock         Paid-in          To     Development
                             Shares      Amount      Capital   Stockholder     Stage           Total
Balance at January 22,             -    $     -    $             $        -    $             $      -
1996                                                      -                        -

Issuance of shares for
cash:
  January 22, 1996 at      2,000,000      2,000             -             -
$0.001                                                                             -              2,000
Net loss                           -          -              -             -      ( )               ( )
                                                                                 400                400

Balance at December 31,    2,000,000      2,000             -             -       ( )
1996                                                                             400              1,600

Net loss                           -          -             -             -       ( )               ( )
                                                                                 400                400

Balance at December 31,    2,000,000      2,000             -              -      ( )
1997                                                                              800             1,200

Net loss                           -          -             -              -      ( )               ( )
                                                                                 400                400

Balance at December 31,    2,000,000      2,000             -              -     ( )
1998                                                                             1,200              800
Issuance of shares for
cash:
  March   8, 1999 at $0.01   350,000        350         3,150              -        -             3,500
  March 26, 1999 at $0.01    405,000        405         3,645              -        -             4,050
  March 29, 1999 at $0.01    250,000        250         2,250              -        -             2,500
  March 30, 1999 at $0.01  1,595,000      1,595        14,355              -        -            15,950
  March 31, 1999 at $0.01  1,900,000      1,900        17,100              -        -            19,000
Issuance of shares for     7,200,000      7,200        64,800              -        -            72,000
acquisition
Advances to Stockholder            -          -             -              ( )      -               ( )
                                                                  44,900         44,900
Net loss                           -          -             -              -       ( )              ( )
                                                                                  3,899           3,899
Balance at December 31,    13,700,00     13,700       105,300              ( )      ( )
1999                               0                              44,900          5,099          69,001
Repayment from Stockholder         -          -             -      9,864              -           9,864
(unaudited)
Net loss (unaudited)               -          -             -              -         ( )            ( )
                                                                                   9,606          9,606
Balance at March 31, 2000  13,700,000    $13,700    $  105,300     $        ( )  $    ( )       $ 69,259
(unaudited)                        0                               35,036         14,705

The accompanying notes are an integral part of the financial statements.
                                   F - 4
-
                         REMOTE UTILITIES NETWORK, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                                 For the
                                                                                              Period from
                                                                                               January 22,
                                         For the three months         For the Year Ended    1996 (inception)
                                           Ended March 31,               December 31,       to December 31,
                                          2000           1999           1999        1998           1999
                                        (Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                              $        ( )  $        -     $      ( )     $    ( )      $     ( )
                                              9,606                      3,899          400          5,099
 Adjustments to reconcile net loss to
net cash used
   in operating activities:
  Increase in organization costs                -             -              -             -           ( )
                                                                                                     2,000
  Decrease in organization costs                -             -            800           400         2,000

  Increase in accounts payable                  -             -          3,000             -          3,000
NET CASH USED IN OPERATING ACTIVITIES          ( )            -           ( 99)            -            ( )
                                             9,606                          99)        2,099

CASH FLOWS FROM FINANCING ACTIVITIES
 Advances to shareholder                        -             -            ( )            -              ( )
                                                                        44,900                        44,900
 Issuance of common stock for cash          9,864             -         45,000              -         47,000
NET CASH PROVIDED BY FINANCING              9,864             -            100              -          2,100
ACTIVITIES

NET CHANGE IN CASH AND CASH                   258             -              1              -              1
EQUIVALENTS

CASH AND CASH EQUIVALENTS - beginning           1             -              -              -              -
of period

CASH AND CASH EQUIVALENTS - end of     $       259    $        -     $        1      $       -    $         1
year

SUPPLEMENTAL CASH FLOW INFORMATION
 Cash paid during the year -           $         -    $        -     $        -      $       -    $         -
  Interest
  Income taxes                         $         -    $        -     $        -      $       -    $         -

NON-CASH INVESTING AND FINANCING ACTIVITY

In December 1999, the Company issued 7,200,000 shares of the Company's common stock with a fair market value of $72,000 as payment for a license agreement. The accompanying notes are an integral part of the financial statements.
                                      F - 5
                 REMOTE UTILITIES NETWORK, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999 AND 1998

 NOTE  1 -   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING
 POLICIES

          Nature of Operations
                                Remote Utilities Network,  Inc.
           ("Company") (formerly Alexander-West, Inc.) is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. In March 1999, the Company changed its name from Alexander-West, Inc. to its current name. The Company was incorporated under the laws of the State of Nevada on January 22, 1996. Management is currently developing a business plan to market certain products that they are entitled to distribute and sell under its current licensing agreement (See Note 3 - Intangible Assets).

           Basis of Presentation
                The accompanying financial statements have be en prepared in conformity with generally accepted
           accounting     principles,     which     contemplate
           continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about
           the   Company's  ability  to  continue  as  a  going
           concern. Without realization of additional capital, it would be unlikely for the Company to continue as a  going concern. These financial statements do  not
           include    any   adjustments   relating    to    the
           recoverability and classification of recorded  asset
           amounts,   or   amounts   and   classification    of
           liabilities that might be necessary should the Company be unable to continue in existence.
           Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

             Generate sales from the marketing of the product under its licensing agreement.
             Contemplating a private placement for the sale of shares of the Company's common stock.
             Contemplating a line of credit with an established financial institution.

          Use of Estimates
                The preparation of financial statements in co nformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

          Cash and Cash Equivalents
                The Company considers all highly liquid inves tments purchased with original maturities of three months or less to be cash equivalents.

          Concentration of Credit Risk
              The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.
                            F  - 6
                 REMOTE UTILITIES NETWORK, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999 AND 1998
 NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING
           POLICIES (Continued)

           Intangible Assets
                Intangible assets consist of the Company's co sts for the purchase of its licensing agreement. The costs are being amortized over the life of the agreement, which is ten years, once sales activities commence.

           Loss Per Share
           During 1998, the Company adopted SFAS No. 128, "Earnings Per Share," which requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of Basic LPS is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted LPS gives effect to all diluted potential common shares outstanding during the period. The computation of Diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999 and 1998, the Company had no potentially dilutive securities. Comprehensive Income
           In June 1998, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 1999 and 1998, and for the period from January 22, 1996 (inception) to December 31, 1999, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the accompanying financial statements.

           Income Taxes
           Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

           Impact of Year 2000 Issue
           As of December 31, 1999, the Company does not have any computer systems or customers and suppliers.
           Therefore, the issue of the year 2000 has no effect on the Company's current activities.

NOTE 2 -      RELATED PARTY TRANSACTIONS

           Office and Administrative Expenses
           The  Company  neither  owns nor  leases  any  real  or
           personal  property.  A  stockholder  provides   office
           services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.
                             F - 7
                 REMOTE UTILITIES NETWORK, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999 AND 1998



NOTE 2 -      RELATED PARTY TRANSACTIONS (Continued)

          Advances to Stockholder
           Advances to stockholder as of December 31, 1999 consist of $44,900 non-interest bearing advances to the majority stockholder to pay for legal services. Upon the Company's completion of its Form 10SB with the Securities and Exchange Commission ("SEC"), the stockholder will repay the advances. Management has every intention and the ability to complete the Form 10SB process with the SEC

NOTE 3 -  INTANGIBLE ASSETS

          In June 1999, the Company entered into a 10-year license agreement with a company that the current management has a minority common stock ownership. The license agreement is for the manufacturing and marketing of Autoeye Multi-Vehicle Surveillance System ("AMVSS), which is to be marketed to automotive dealerships. In August 1999, the Company's Board of Directors approved the issuance of 7,200,000 shares of the Company's common stock as payment for the license agreement. In accordance with SFAS No. 123 "Accounting for Stock-Based Compensation", the stock was valued at $72,000, or $0.01 per share, which is the fair market value of the shares based on the per share price received from the Company's private placement completed on March 31, 1999.

NOTE 4 -   STOCKHOLDERS' EQUITY

           The aggregate number of stock that the Company has authority to issue is 25,000,000 shares, of which 20,000,000 shares shall be common stock at a par value of $0.001 and 5,000,000 shares shall be preferred stock at a par value of $0.001.

           The Board of Directors shall have the authority from time to time to divide the preferred shares into series and to fix by resolution the voting powers, designation, preferences, and relative participating, and other special rights, qualifications, limitations or restrictions of the shares of any series established. As of December 31, 1999, the Board of Directors has not established any series of preferred shares.










                            F  - 8


                 REMOTE UTILITIES NETWORK, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999 AND 1998



NOTE 5 -INCOME TAXES
           The components  of  the  provision  for  income   are   as
           follows:

                                                                   For the
                                                                   Period
                                                                    from
                                            For the Year Ended     January
                                               December 31,       22, 1996
                                                                  (inception)
                                                                     to
                                                                  December 31,
                                              1999       1998         1999
Current Tax Expense
    U.S. Federal                                  $           $          $
                                                  -           -          -
    State and Local                               -           -          -
Total Current                                     -           -          -

Deferred Tax Expense
    U.S. Federal                                  -           -          -
    State and Local                               -           -          -
Total Deferred                                    -           -          -

Total Tax Provision (Benefit) from
 Continuing Operatings                            $           $          $
                                                  -           -          -









                             F - 9
                 REMOTE UTILITIES NETWORK, INC.
                      FINANCIAL STATEMENTS
                           (UNAUDITED)

                       September 30, 2000



Index                                                  Page

     Financial Statements (Unaudited):

     Balance Sheet                                     F-11

     Statements of Operation                           F-12

     Statement of Cash Flow                            F-13

      Notes to Financial Statement                           F-14
to F-16
REMOTE UTILITIES NETWORK, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

BALANCE SHEET

                                September 30,     December 31,    December 31,
                                   2000             1999            1998
                                (Unaudited)       (Audited)        (Audited)
ASSETS
CURRENT ASSETS
   Cash and cash                       15,466                1               0
   equivalents
   Organizational cost, net                 0                0             800
                                   ----------         --------        --------
   Total Current Assets                15,466                1             800
                                   ----------         --------        --------
FIXED ASSETS
   Fixed Assets                        45,625                0               0
                                   ----------         --------        --------
   Total Fixed Assets                  45,625                0               0

INVENTORY                              59,954                0               0
INTANGIBLE ASSETS, net
amortization of $0                     72,000           72,000               0

                                   ----------         --------        --------
   TOTAL ASSETS                       193,045           72,001             800
                                   ==========         ========        ========
LIABILITIES AND
STOCKHOLDERS'
EQUITY
CURRENT LIABILITIES -
accounts payable                        7,848            3,000               0
Due to shareholders                   222,154         (44,900)               0
                                   ----------         --------        --------
   Total Current                      230,002         (41,900)               0
   Liabilities
                                   ----------         --------        --------

STOCKHOLDERS' EQUITY:
   Preferred Stock, $0.001
   Par
   Value;
   5,000,000 shares
   authorized
   0 shares issued and
   outstanding
   Common stock, $0.001 par
   value;
   20,000,000 shares
   authorized;
   13,700,000 shares issued
   and outstanding                     13,700           13,700
                                                                         2,000
   Additional paid-in                 105,300          105,300
   capital
   Accumulated deficit              (155,957)          (5,099)         (1,200)
                                   ----------         --------        --------
   Total Stockholders'               (36,957)          113,901             800
   Equity
                                   ----------         --------        --------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                  193,045           72,001             800
                                   ==========         ========        ========

                              F-11
REMOTE UTILITIES NETWORK, INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS

                                                                                             Cumulative
                                                                                               during
                                                                                                the
                                                                                             Development
                                            For the Nine months       For the Three months       Stage
                                            Ending September 30        Ending September 30    01/22/96 to
                                             2000          1999         2000        1999        09/30/00
                                         (unaudited)   (unaudited)  (unaudited)  (unaudited)  (unaudited)


REVENUE                                          0               0           0            0             0


GENERAL, SELLING AND ADMINISTRATIVE        150,854           3,078     114,549        3,059       155,957
EXPENSES
                                          ---------      ----------  ----------   ----------     ---------
LOSS BEFORE TAXES                          150,854           3,078     114,549        3,059       155,957

PROVISION FOR INCOME TAXES                       0               0           0            0             0
                                          ---------      ----------  ----------   ----------     ---------
Net Loss                                    150,854           3,078     114,549        3,059       155,957
                                          =========      ==========  ==========   ==========     =========

BASIC & DILUTED LOSS PER SHARE              0.0110          0.0002      0.0084       0.0002        0.0114

WEIGHTED AVERAGE SHARE O/S -
BASIC & DILUTED                         13,700,000      13,700,000  13,700,000   13,700,000    13,700,000

                                      F-12

REMOTE UTILITIES NETWORK, INC.
(A Development Stage Company)
STATEMENTS OF CASH FLOW


                                                                                       Cumulative
                                                                                       during the
                                    For the Nine months       For the Year Ending     Development
                                    Ending September 30             Dec-31               Stage
                                                                                       01/22/96
                                     2000         1999         1999         1998      to 09/30/00
                                 (unaudited)  (unaudited)  (unaudited)  (unaudited)   (unaudited)

CASH FLOW FROM OPERATING
ACTIVITIES
 Net Loss                             150,854        3,078        3,899          400        155,957

Adjustment to reconcile net
loss to net cash
 Increase in organization cost        105,584                                               105,584
 Decrease in organizational                                          800          400          2,000
costs
 Increase in accounts payable           4,848                     3,000                       7,848
NET CASH USED IN OPERATING
ACTIVITIES                         (251,590)      (3,078)         (99)            0      (251,693)

 Advances to shareholders           (267,054)                    44,900                   (281,227)
 Issuance of common stock for                                     45,000                      45,000
cash
NET CASH PROVIDED BY
FINANCING ACTIVITIES                 267,054            0          100            0        236,227

CASH AND CASH EQUIVALENTS
 Beginning of period                        1

CASH AND CASH EQUIVALENTS
 End of period                         15,466      (3,078)            1            0         15,466

                                      F-13

                 REMOTE UTILITIES NETWORK, INC.
                  (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO FINANCIAL STATEMENTS
                   DECEMBER 31, 1999 AND 1998
            INTERIM STATEMENTS TO SEPTEMBER 30, 2000

NOTE 1 - DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING
          POLICIES

        Nature of Operations

                    Remote   Utilities  Network,  Inc.("Company")
        (formerly Alexander-West, Inc.) is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No.
        7. In March 1999, the Company changed its name from Alexander-West, Inc. to its current name. The Company was incorporated under the laws of the State of Nevada on January 22, 1996. Management is currently developing a business plan to market certain products that they are entitled to distribute and sell under its current licensing agreement (See Note 3 - Intangible Assets).

        Basis of Presentation

                   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no established source of revenue. This matter raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. Management plans to take the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

               Generate sales from the marketing of the product under its licensing agreement.

               Contemplating a private placement for the sale of shares of the Company's common stock.

               Contemplating   a   line   of   credit   with   an
               established financial institution.

        Use of Estimates

                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        Cash and Cash Equivalents

                    The   Company  considers  all  highly  liquid
        investments purchased with original maturate of three months or less to be cash equivalents.
                              F-14

        Concentration of Credit Risk

                    The Company places its cash in what it believes to be credit-worthy financial institutions.
        However, cash balances may exceed FDIC insured levels at various times during the year.

        Intangible Assets

                   Intangible assets consist of the Company's costs for the purchase of its licensing agreement. The costs are being amortized over the life of the agreement, which is ten years, once sales activities commence.

        Loss Per Share

                   During 1998, the Company adopted SFAS No. 128,
        "Earnings Per Share," which requires presentation of basic loss per share ("Basic LPS") and diluted loss per share ("Diluted LPS"). The computation of Basic LPS is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted LPS gives effect to all diluted potential common shares outstanding during the period. The computation of
        Diluted LPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of December 31, 1999 and 1998, the Company had no potentially dilutive securities.

        Comprehensive Income

                    In   June   1998,  the  Financial  Accounting
        Standards Board issued SFAS No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. As of December 31, 1999 and 1998, and for the period from January 22, 1996 (inception) to December 31, 1999, the Company has no items that represent comprehensive income and, therefore, has not included a schedule of comprehensive income in the accompanying financial statements.

        Income Taxes

                   Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

        Impact of Year 2000 Issue

                   As of December 31, 1999, the Company does not have any computer systems or customers and suppliers.
        Therefore, the issue of the year 2000 has no effect on the Company's current activities.

                              F-15


NOTE 2 -  RELATED PARTY TRANSACTIONS

        Office and Administrative Expenses

                   The Company neither owns nor leases any real or personal property. A stockholder provides office services without charge. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

        Advances to Stockholder

                   Advances to stockholder as of December 31, 1999 consist of $44,900 non-interest bearing advances to the majority stockholder for legal services. Upon the Company's completion of its Form 10SB with the Securities and Exchange Commission, the stockholder will repay the advances. Management has every intention and the ability to complete the Form 10SB process with the SEC.

NOTE 3 - INTANGIBLE ASSETS

                   In June 1999, the Company entered into a 10-year license agreement with a company that the current management has a minority common stock ownership. The license agreement is for the manufacturing and marketing of Autoeye Multi-Vehicle Surveillance System ("AMVSS), which is to be marketed to automotive dealerships. In August 1999, the Company's Board of Directors approved the issuance of 7,200,000 shares of the Company's common stock as payment for the license agreement. In accordance with SFAS No. 123 "Accounting for Stock-Based Compensation", the stock was valued at $72,000, or $0.01 per share, which is the fair market value of the shares based on the per share price received from the Company's private placement completed on March 31, 1999.

NOTE 4 - STOCKHOLDERS' EQUITY

                   The aggregate number of stock that the Company has authority to issue is 25,000,000 shares, of which 20,000,000 shares shall be common stock at a par value of $0.001 and 5,000,000 shares shall be preferred stock at a par value of $0.001.

                    The Board of Directors shall have the authority from time to time to divide the preferred shares into series and to fix by resolution the voting powers, designation, preferences, and relative participating, and other special rights, qualifications, limitations or restrictions of the shares of any series established. As of December 31, 1999, the Board of Directors has not established any series of preferred shares.



                              F-16



          CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     1.        i.   The Company's principal accountant was
               dismissed on March 10, 2000.
            ii.  The principal accountant's report on the financial
               statements for the past two years was modified as to uncertainty that the Company will continue as a going concern.

            iii. The decision to change accountants was approved by the board of directors.

            iv.  There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the former accountants satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.
     2. A new accountant has been engaged as the principal accountant to audit the issuer's financial statements. The new accountant is Merdinger, Fruchter, Rosen & Corso, P.C. and was engaged as of February 2, 2000. Neither the Company nor anyone acting on its behalf consulted the new accountant regarding:

            i.the  application  of  accounting  principles  to  a
               specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the small business issuer's financial statements, as part of the process of deciding as to the accounting, auditing or financial reporting issue, or

            ii.      any  matter  that  was  the  subject  of   a
               disagreement or event identified in response to paragraph 1(iv) of this Item.

     3. The Company has provided the former accountant with a copy of the disclosures it is making in response to this Item. The Company has requested the former accountant to furnish a letter addressed to the Commission stating that it agrees with the statements made by the Company. The Company has filed the letter as an exhibit to the registration statement containing this disclosure.

               WHERE YOU CAN FIND MORE INFORMATION

We  have  filed  a Registration Statement on Form SB-2  with  the
Securities  and  Exchange Commission covering  the  sale  of  the shares we are registering. The Registration Statement and the exhibits and schedules to the Registration Statement include additional information not contained in this prospectus. Statements in this prospectus about the contents of any contract or other document referred to are not necessarily complete and in each instance the appropriate exhibit containing the contract or document should be consulted for complete information. The Registration Statement, exhibits and schedules also contain further information about us and the shares we are registering. Anyone may inspect a copy of the Registration Statement without charge at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549, the Northeast Regional Office located at 7 World Trade Center, 13th Floor, New York, New York, 10048, and the Midwest Regional Office located at Northwest Atrium Center, 500 Madison Street, Chicago, Illinois 60661-2511, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Branch of the Commission by paying the fees prescribed by the Commission. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains information about companies that file electronically with the Commission.

We are not required to deliver an annual report to shareholders. However, upon request, we will provide, at no cost to our shareholders, annual reports containing audited financial statements. You may request a copy of these filings by writing or calling us at:

               REMOTE UTILITIES NETWORK, INC.
               Suite 930
               540-5th Ave. S.W.
               Calgary, Alberta, Canada T2P 0M2
               Telephone:  (403) 264-7356
        PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

            INDEMNIFICATION OF DIRECTORS AND OFFICERS

Information on this Item is set forth in the prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


         SEC Registration Fee               $      2.64

         Blue Sky Fees and Expenses         $      0.00

         Legal Fees and Expenses            $  10,000.0
                                                      0

         Accountants' Fees and Expenses     $      0.00

         Miscellaneous                      $    500.00

The above expenses, except for the SEC fees, are estimated. All of the expenses listed above will be paid by Remote.

             RECENT SALES OF UNREGISTERED SECURITIES

On  February  22, 1999, the Company issued a total  of  4,500,000 shares  of  its stock to a total of 15 individuals  for  a  total
consideration  of  $45,000.00  cash  pursuant  to  Rule  504   of
Regulation D.

On June 30, 1999, the Company issued 7,200,000 shares of its stock to Autoeye, Inc. in consideration for the use of a license agreement. This stock was issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

                          EXHIBIT INDEX

Exhibit Description.

     3.1* Articles of Incorporation

     3.2* By-Laws of the Registrant

     5.1  Opinion of Chapman & Flanagan, Ltd. as to legality

     10.1*     License Agreement between Autoeye, Inc. and Remote
         Utilities Network, Inc., dated June 30, 1999

     23.1 Consent of Chapman & Flanagan, Ltd. (contained in Exhibit
          5.1)
23.2 Consent of Merdinger, Fruchter, Rosen & Corso, P.C.,
Certified Public Accountants

     27.1 Financial Data Schedule

------------------------------

* Incorporated by Reference to the registration statement on Form 10-SB filed on May 24, 2000.

                          UNDERTAKINGS

     The undersigned registrant hereby undertakes to:

     (a)  (1) File, during any period in which it offers or sells
          securities,   a   post-effective  amendment   to   this
          registration statement to:
               i.   include any prospectus required by section 10(a)(3) of the
                 Securities Act;
ii.  reflect in the prospectus any facts or events which,
individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the
maximum aggregate offering price set forth in the "Calculation of
Registration Fee" table in the effective registration statement.
iii. include any additional or changed material information on the plan of distribution.
          (2)  For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)  File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the
offering.
     (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the
       Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled  by  controlling precedent, submit to a  court  of
       appropriate   jurisdiction  the  question   whether   such
       indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
______________________________________________


                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Calgary, Alberta, Canada, on October 30, 2000.

                                   REMOTE UTILITIES NETWORK, INC.

                                   By: /s/ David Phan
                                   David Phan, President


                    Special Power of Attorney

     The undersigned constitute and appoint David Phan their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of
1933,  this  registration  statement  has  been  signed  by   the
following persons in the capacities and on the dates stated:

    Signature                   Title                  Date

/s/ David Phan       President (Chief Executive     October 30,
David Phan           Officer) and Director              2000


/s/ Gerald S. Peatz  Secretary/Treasurer and        October 30,
Gerald S. Peatz      Director                           2000